                                     LEASE

                                    BETWEEN



                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                            A NEW JERSEY CORPORATION

                                      AND

                                CONSILIUM, INC.
                            A CALIFORNIA CORPORATION



                          FOR THE PREMISES LOCATED AT

                                485 CLYDE AVENUE
                        MOUNTAIN VIEW, CALIFORNIA  94043



                             DATED:  AUGUST 2, 1995

     THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1.  PREMISES.  Landlord leases to Tenant, and Tenant leases from Landlord, the
    --------
Premises described in the Basic Lease Information) and as shown on attached Exhibit A, including all parking located on the Premises as shown on Exhibit A.
---------                                                            ---------
The Premises includes two buildings (each individually a "Building" and collectively the "Buildings"): one building containing approximately 47,100 square feet (the "Large Building") and one building containing approximately 14,500 square feet (the "Small Building").The Premises is also at times referred to herein as the "Property."

2.  TERM.
    ----

     (a) Lease Term.  The Term of this Lease shall commence on the Commencement
         ----------
     Date (as defined in subsection 2(b)) for either Building and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for a period of eighty four (84) months from the date that the Commencement Date has occurred for both Buildings.

     (b) Commencement Date.  Tenant acknowledges that the Commencement Date for
     --- -----------------
     the Large Building and the Commencement Date for the Small Building may occur on different dates due to possible delays in Landlord's ability to commence construction within the Small Building. Tenant agrees to accept possession of each Building on such different Commencement Dates. The "Commencement Date" of this Lease with respect to each of the Large Building and the Small Building shall be the earliest to occur of the following, as reasonably determined by Landlord: (i) the date the applicable local governmental authority (e.g., the city in which the
                                              ----
     Building is located) approves the improvements ("Improvements") which Landlord is to construct within such Building pursuant to Exhibit B, as
                                                               ---------
     evidenced by a final signed-off building permit or certificate of occupancy for the Improvements; (ii) the date Landlord's contractor certifies that the Improvements to be constructed within such Building have been substantially completed (except for punch list items); (iii) the date Tenant occupies such Building; or (iv) the date the Commencement Date with respect to such Building would have occurred but for Tenant delays, as described in Exhibit B. Notwithstanding the foregoing, so long as Tenant
                  ---------
     does not occupy either Building for the conduct of Tenant's business (as opposed to fixturing), the Commencement Date shall not occur before the Estimated Commencement Date referenced in the Basic Lease Information.

     (c)  Premises Not Delivered.
          ----------------------

          (i) If the Commencement Dates for the Large Building and the Small Building are different or if the Commencement Date with respect to either Building does not occur until after the Estimated Commencement Date then: (A) the Term with respect to such Building shall not commence until the Commencement Date for such Building; (B) the validity of this Lease and the obligations of Tenant under this Lease shall not be affected; (C) Tenant shall not be obligated to pay Rent with respect to a Building until the Commencement Date has occurred with respect to such Building; (D) Tenant shall be obligated to pay Rent (including without limitation Operating Expenses) on a pro rata basis (based upon the square footage referenced above) for the Building with respect to which the Commencement Date has occurred and
          (E) Landlord shall not be subject to any liability.

          (ii) Notwithstanding the foregoing, if (A) the Commencement Date for the Large Building does not occur or is not deemed to have occurred within ninety (90) days after the Estimated Commencement Date referenced in the Basic Lease Information, or (B) the Commencement Date for the Small Building does not occur or is not deemed to have occurred within one hundred fifty (150) days after such Estimated Commencement Date, Tenant shall have the right to terminate the Lease as Tenant's sole and exclusive remedy (except as provided in Subsection 2(c)(iii) below) upon written notice to Landlord which notice shall be delivered (if at all) within fifteen (15) days after the expiration of such time period. Upon such termination, Landlord and Tenant shall have no further obligation or liability hereunder, except for such obligations which expressly survive such termination as provided herein. Such periods shall be extended one (1) day for each day that the Commencement Date is delayed as a result of acts of God, strikes or other labor problems, shortages of materials, fire or other casualty, action or failure to act of any governmental authority, or any other reason beyond the reasonable control of Landlord.

          (iii) If Commencement Date with respect to the Large Building does not occur on or before

          January 31, 1996, then Landlord shall reimburse Tenant for holdover base monthly rent costs thereafter incurred by Tenant under Tenant's lease of space at 640 Clyde Court, Mountain View, California to the extent such monthly base rent costs exceed $42,390; provided, however, Landlord's liability for such holdover rental amount shall not exceed $44,545.81 per month. If the Commencement Date for the Small Building does not occur on or before January 31, 1996, then Landlord shall reimburse Tenant for holdover monthly base rent costs thereafter incurred by Tenant under Tenant's lease of space at 630 Clyde Avenue, Mountain View, California to the extent such monthly base rent costs exceed $13,050; provided, however, Landlord's liability for such holdover costs shall not exceed $2,305.50 per month. In the event Tenant is required to holdover in such other leased premises pursuant to the foregoing, Tenant shall use Tenant's best efforts to minimize the amount of holdover rent payable by Tenant and shall not disclose to such other landlords Landlord's agreement to pay such costs. If the Commencement Date for the Large Building does not occur by March 31, 1996, Landlord shall have the right to terminate the Lease effective upon delivery of written notice on or before April 30, 1996 and upon such termination, Landlord and Tenant shall have no further obligation or liability hereunder (including, without limitation, any further obligation to pay such holdover rental costs), except for such obligations which expressly survive such termination as provided herein.

     (d) Commencement Date Memorandum.  When the Commencement Date for each of
         ----------------------------
     the Buildings is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the
                                                ---------
     Commencement Date and the expiration date ("Expiration Date") of this Lease.

     (e) Early Entry. If Tenant is permitted to enter the Premises prior to the
         -----------
     Commencement Date for the purposes of fixturing or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date. Landlord shall use reasonable efforts to provide such early access to the Premises Tenant may reasonably request prior to the Commencement Date in accordance with and subject to this subsection (e) for the sole purpose of permitting Tenant to plan furniture layout and to install Tenant's fixtures. However, Landlord shall be under no obligation to provide such early access (and may upon delivery of written notice terminate any previously permitted early access) if Landlord determines that such early access will interfere with the construction of the Tenant Improvements pursuant to Exhibit B or otherwise
                                                         ---------
     delay the Commencement Date. Tenant shall coordinate all such permitted early access with Landlord in order to assure that such early access will not delay or disrupt the construction of the Tenant Improvements.

3.   RENT.  As used in this Lease, the term "Rent" shall include:  (i) the Base
     ----
Rent; (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. This Lease is intended to be a triple net lease, with all costs, expenses and charges (including the Operating Expenses) paid by Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days after when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, any amount which is not paid within five (5) days after when due shall bear interest from the date due until the date paid at the rate ("Interest Rate") which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law.

4.  BASE RENT.
    ---------

     (a) Tenant shall pay Base Rent to Contract Manager (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

     (b) In addition to the adjustments in the monthly Base Rent referenced in the Basic Lease Information, the monthly Base Rent shall be adjusted effective as of first day of the sixty-first (61st) and seventy-third (73rd) months of the Term (each individually referred to herein as an "Adjustment Date") by reference to increases in the CPI Index (defined below) determined as follows but subject to the minimum and maximum increases referenced below. The CPI Index last published immediately prior to the thirty-first (31st) month of the Term ("Beginning Index") shall be compared to the CPI Index last published immediately prior to the applicable Adjustment Date ("Adjustment Index"). If there has been an increase in the CPI Index between the Beginning Index and the Adjustment Index, then, subject to the minimum and maximum increases referenced below, monthly Base Rent as of the Adjustment Date and in effect until the next Adjustment Date shall be an amount equal to the greater of (i) $56,672 multiplied by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index, or (ii) the Base Rent in effect immediately prior to the Adjustment Date multiplied times one hundred three percent (103%). Notwithstanding any changes in the CPI Index, the Base Rent increase on each Adjustment Date shall not be less than three percent (3%) nor more than five percent (5%) of the Base Rent in effect immediately prior to such Adjustment Date. For purposes of the foregoing, the CPI Index shall be the Consumer Price Index, All Urban Consumers, All Items, as published by the United States Department of Labor, Bureau of Labor Statistics (1982-1984 = 100) for the San Francisco Bay area. In the event the CPI Index is discontinued or modified, the foregoing calculations shall be based upon a similar index reasonably selected by Landlord and using, if applicable, conversion procedures specified by the Department of Labor. Landlord's failure to notify Tenant of any adjustment to the monthly Base Rent hereunder shall not be deemed a waiver of Landlord's right to subsequently make such modifications and collect the adjusted amount at any time.

5.   OPERATING EXPENSES.
     ------------------

     (a) Operating Expenses as Portion of Rent.  Tenant shall pay as additional
         -------------------------------------
     Rent Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year.

     (b) Definition of Operating Expenses.  The term "Operating Expenses" shall
         --------------------------------
     mean (i) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Buildings, the Property and supporting facilities, as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied;
     (ii) costs, or a portion thereof, properly allocable to the Buildings or Property of any capital improvements made to the Buildings or Property by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Buildings or Property (such as an energy management computer system) to the extent of cost savings in Operating Expenses as a result of the device or equipment, as reasonably determined by Landlord; and (iii) costs properly allocable to the Buildings or Property of any capital improvements made to the Buildings or Property by Landlord that are required under any governmental law or regulation that was not applicable to the Buildings and Property at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Property or Buildings, the costs, or allocable portion thereof, to be amortized over the useful life of such item as Landlord shall reasonably determine, together with interest upon the unamortized balance at the "Prime Rate" as is published in the Wall Street Journal (or such reasonable substitute prime rate as Landlord may reasonably select) at the time such expense is incurred plus two percent (2%) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements. The term "Operating Expenses" shall include the costs of all utilities (including surcharges) for the Property and Buildings; the cost of all insurance which Landlord or Landlord's lender deems necessary for the Property and Buildings; a reasonable management fee; dues imposed by any property owner's association ("Association"); and the Real Property Taxes (as defined in subsection 5(f)). If Landlord elects to self-insure or includes the Property under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this Property.

     (c) Exclusions from Operating Expenses.  The term "Operating Expenses"
         ----------------------------------
     shall not include (i) the cost of any additional or extraordinary services provided to other tenants of the Property; (ii) costs paid directly by Tenant; (iii) principal and interest payments on loans secured by deeds of trust recorded against Property; (iv) real estate sales or leasing brokerage commissions; or (v) executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Property and Buildings.

     (d) Estimates of Operating Expenses.  During December of each calendar year
         -------------------------------
     during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amount of Operating Expenses which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

     (e) Annual Adjustment.  Within one hundred twenty (120) days after the
         -----------------
     close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the prior calendar year.
     If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due or refunded to Tenant if such adjustment occurs after the expiration of the Term and Tenant is not in default under the Lease. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. If Tenant objects to Landlord's allocation to this Property of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this Property alone at lower cost. If Tenant delivers notice to Landlord that Tenant disputes Landlord's determination of Operating Expenses referenced in Landlord's statement within the thirty (30) day period referenced above, and timely pays to Landlord the amount not in dispute, Tenant shall, upon delivery of not less than ten (10) days' prior written notice, have the right, at Tenant's sole cost and expense, to inspect (or cause a certified public accountant engaged by Tenant to inspect) Landlord's books and records directly concerning the calculation of such disputed Operating Expenses. Such inspection shall be conducted at the office of the property manager of the Buildings or such other location reasonably designated by Landlord and shall be completed within sixty (60) days after the delivery of Tenant's notice objecting to Landlord's statement. If Tenant does not timely deliver notice objecting to Landlord's statement or timely complete such inspection, Tenant shall be conclusively deemed to have approved Landlord's statement. In the event it is determined by Landlord and Tenant that there was an error in Landlord's statement which overstated the amount of Operating Expenses payable by Tenant by more than five percent (5%), then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket costs incurred in connection with such audit provided that such reimbursement shall not exceed $500.

     (f) Definition of Real Property Taxes.  The term "Real Property Taxes"
         ---------------------------------
     shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Buildings and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Buildings or Property or become payable during the Term. Notwithstanding the foregoing, Real Property Taxes shall not include fees or charges imposed by a governmental agency for the clean up, monitoring or remediation of Hazardous Substances on the Premises except if assessed as a result of the act or omission of Tenant or Tenant's Parties, as defined in subsection 8(l)(ii).

     (g) Acknowledgment of Parties.  It is acknowledged by Landlord and Tenant
         -------------------------
     that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

     (h) Taxes on Tenant Improvements and Personal Property.  Notwithstanding
         --------------------------------------------------
     any other provision hereof, Tenant shall pay the full amount of any Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6.   PRORATION OF RENT.  If the Commencement Date is not the first day of the
     -----------------
month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsection 5(e) which are to be performed after the termination.

7.  TENANT IMPROVEMENTS.  Landlord agrees to construct within the Premises
    -------------------
certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of Exhibit B.
             ---------

8.  USES OF PREMISES.
    ----------------

     (a) Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Subject to the last sentence of this subsection 8(a), Tenant shall, at its own cost and expense, comply with all applicable laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority (collectively "Laws") which relate to the condition, use or occupancy of the Premises during the term of this Lease provided, however, Tenant shall be responsible for compliance with Laws which require modification to the Premises only to the extent such compliance is necessitated by Tenant's particular use of or activities within the Premises or any alterations (as defined in Section 9) by Tenant. In the event there is a change in Laws after the Commencement Date which requires a modification to the Premises and Tenant is not responsible for performing such modification pursuant to the foregoing, Landlord shall perform such modification and the cost of such modification shall be included as an Operating Expense; provided that any capital items (as determined in accordance with generally accepted accounting principles) shall be amortized with interest as provided in Subsection 5(b). Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Property. Notwithstanding the foregoing, Tenant shall have no obligation to remedy or cure any instance of noncompliance of the Premises with Laws existing as of the Commencement Date except to the extent arising out of Tenant's particular use of the Premises or the acts or omissions of Tenant and/or Tenant's Parties (as defined in subsection 8(l)(ii). In addition, Tenant's obligation to comply with Laws respecting Hazardous Substances is set forth separately in subsection 8(c) below.

     (b) "Hazardous Substance" shall mean the substances including within the definitions of the term "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., and the California Carpenter-Presley-Tanner
                            -------
     Hazardous Substance Account Act, California Health & Safety Code Section 25300 et seq., and regulations promulgated thereunder, as amended.
           -------
     "Hazardous Waste" shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and
                                                                   -------
     regulations promulgated pursuant thereto, collectively "RCRA", or (b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code
     Section 25100 et. seq., and regulations promulgated pursuant thereto,
                   ---------
     collectively "CHWCL". "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL.

     (c) Tenant covenants that, at its sole cost and expense, it will comply with all applicable Laws and operating plans with respect to the use, handling, generation, transportation, storage, treatment and/or disposal by Tenant and/or Tenant's Parties (as defined in subsection 8(l)(ii) of Hazardous Substances or Hazardous Wastes on or about the Premises, and Tenant will provide Landlord with copies of all permits, registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, the reasonable requirements of the Board of
                        ---------
     Fire Underwriters or Landlord's insurance carrier, and to comply with covenants, conditions and restrictions ("CC&R's"), if any, applicable to the Property.

     (d) Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required. Nor shall Tenant store any Hazardous Wastes on the Premises for ninety (90) days or more.

     (e) Tenant agrees to comply with all applicable Laws relating to underground storage tanks installed or operated by Tenant and/or Tenant's Parties (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health and Safety Code, Section 25281(u), including, without limitation, complying with California Health and Safety Code Sections 25280-25299.6 and the regulations promulgated thereunder. Tenant shall furnish to Landlord copies of all registrations and permits for all such underground storage tanks.

     (f) If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date, and within sixty (60) days of any change in the required information and/or documentation:

          (i) A list of all Hazardous Substances and/or Hazardous Wastes that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

          (ii) Copies of all Material Safety Data Sheets ("MSDS's") required to be completed by Tenant with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations
          Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto.
          In lieu of this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDS's.

          (iii) Copies of all hazardous waste manifests, as defined in Title 26, California Code of Regulations Section 22-66260.10, that Tenant is required to complete in connection with its operations at the Premises.

          (iv) A copy of any Hazardous Materials Management Plans required with respect to Tenant's operations.

          (v) Copies of any Contingency Plans and Emergency Procedures required of Tenant due to its operations in accordance with Title 26, Section 22-66260.10, of the California Code of Regulations, and any amendments thereto.

          (vi) Copies of any biennial reports to be furnished to California Department of Health Services relating to Hazardous Substances and/or Hazardous Wastes.

          (vii)  Copies of all industrial waste water discharge permits.

     (g) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 26, California Code of Regulations Section 17-30100 or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant in connection with any authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation shall:

          (i) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

          (ii) Furnish Landlord with a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed; and

          (iii) Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or radioactive materials or radiation.

     (h) Tenant agrees to comply with any and all applicable Laws with respect to the release by Tenant and/or Tenant's Parties into the environment of any Hazardous Wastes or Hazardous Substances or radiation or radioactive materials. Tenant agrees to notify Landlord in writing of any such release into the environment in violation of or which requires reporting to a governmental agency under any Law within twenty-four (24) hours of the time at which Tenant becomes aware of such release.

     (i) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, (including diminution in value or loss of rental value following expiration or earlier termination of the Term) liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any release into the environment of Hazardous Substances or Hazardous Wastes or Radiation or Radioactive Materials by Tenant or any of Tenant's Parties, or Tenant's failure to comply with Subparagraphs (a)-(h) of this section of the Lease.

     (j) Tenant agrees to cooperate with Landlord in furnishing Landlord with reasonably complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances or Hazardous Wastes or Radiation or Radioactive Materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances, Hazardous Wastes or Radiation or Radioactive Materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner; provided, however, that (i) any such inspections shall be subject to the reasonable business security requirements of Tenant, (ii) Landlord shall be solely responsible for the safety and conduct of any such inspectors, (iii) Landlord shall defend and indemnify Tenant for any claims, liabilities or losses to the extent arising from the negligence or intentional misconduct of any such inspectors; and (iv) upon Tenant's request, provide a copy of a report, if any, prepared by Landlord's consultant with respect to such inspection so long as such report is not otherwise subject to the attorney-client privilege.

     (k) Notwithstanding Landlord's rights of inspection and review under this paragraph, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph.

     (l) The following provisions shall apply to any Existing Contamination (as defined below):

          (i) Tenant acknowledges that (1) certain Hazardous Substances may be located on, about or under the Property; (2) Landlord has delivered to Tenant the environmental reports referenced on attached Exhibit E
                                                                  ---------
          (collectively the "Environmental Reports"); (3) neither Landlord nor any agent or contractor of Landlord has made any representation or warranty concerning the environmental condition of the Property; (iv) neither Landlord nor any agent or contractor of Landlord has made any representation or warranty concerning the accuracy or completeness of the Environmental Reports; (v) Tenant shall make such additional assessments, tests or inquiries regarding the environmental condition of the Property as Tenant may deem necessary or appropriate; provided that Tenant shall not conduct any tests on or about the Property unless Tenant has obtained the prior written approval of Landlord regarding the nature and scope of such testing; and (4) subject to Landlord's indemnity referenced below, Tenant shall accept the Premises in its "AS IS" environmental condition. As used herein, the term "Existing Contamination" shall mean the identity and amount of Hazardous Substances referenced in the Environmental Reports as being located on or under the Property as of the date of this Lease or otherwise proven by Tenant to have been located on or under the Property as of the date of this Lease.

          (ii) Subject to the provisions of this subsection, Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant, Tenant's sublessees and their respective officers, directors, employees, successors and assigns of Tenant's interest in this Lease (collectively "Tenant Indemnitees and individually "Tenant Indemnitee") from and against any Environmental Claim (as defined below) asserted against any Tenant Indemnitee and, subject to the limitations referenced in the following paragraph, any out of pocket costs, fees and expenses, including attorneys' and consultants' fees, paid by a Tenant Indemnitee in connection with such Environmental Claim, provided that the foregoing indemnity shall not apply to the extent that any such Environmental Claim arises out of or is caused or exacerbated by the negligence or wilful misconduct of Tenant or any affiliate of Tenant and/or their respective agents, contractors, employees, licensees, invitees, sublessees and/or assignees (collectively "Tenant's Parties" and individually "Tenant's Party"). As used in this Lease, the term "Environmental Claim" shall mean any claim, demand, loss, damage and/or liability asserted against a Tenant Indemnitee with respect to the Existing Contamination (i) by a governmental authority, or (ii) by any other third party who is not an affiliate, subsidiary, partner, agent, employee or invitee of Tenant. The parties acknowledge that the term "Environmental Claim" shall not include under any circumstance (a) lost profits, business interruption, whether in connection with a claim related to the Existing Contamination or otherwise, or any consequential damages suffered or incurred by a Tenant Indemnitee that are not sought by a governmental entity or third party from such Tenant Indemnitee with respect to the Existing Contamination, or (b) any claim related to Hazardous Substances on the Property which are not included within the scope of the term "Existing Contamination". Neither this subsection nor any other provision of this Lease shall be separately assignable and may only be assigned in connection with Tenant's assignment of this Lease as may permitted under Section 14 of this Lease.

          (iii) In the event an Environmental Claim is asserted against a Tenant Indemnitee for which a Tenant Indemnitee intends to seek indemnification pursuant to the foregoing paragraph, such Tenant Indemnitee shall promptly deliver written notice to Landlord of such Environmental Claim and Landlord shall have exclusive authority related to the response to and defense of the Environmental Claim, provided that Landlord promptly accepts in writing the tender of such Environmental Claim and defends with reasonable diligence the interest of such Tenant Indemnitee with respect to such Environmental Claim in accordance with this subsection (the "Defense Obligation"). No cost, fee or expense paid or incurred by Tenant with respect to an asserted Environmental Claim shall be required to be reimbursed or indemnified by Landlord unless Landlord has previously approved such expense in writing, Landlord has breached the Defense Obligation or Landlord has denied approval of such expense on the basis that the foregoing indemnity does not cover the specific Environmental Claim for which such expense was incurred and thereafter it is determined pursuant to a final judgment that the foregoing indemnity does cover the specific Environmental Claim for which such expense was incurred. Tenant shall cooperate with Landlord in connection with the response to and defense of any Environmental Claim and shall make available to Landlord such information and personnel as Landlord may reasonably request in order to respond to or defend such Environmental Claim, so long as Landlord agrees to reimburse the Tenant Indemnitee for any reasonable out-of-pocket costs incurred by such Tenant Indemnitee in connection with such request.

          (iv) Tenant acknowledges that Tenant and Landlord are intended indemnitees under that certain Indemnification Agreement between Landlord and Xeruca, Inc. dated August 27, 1993 (the "Xeruca Indemnity Agreement"). In the event an Environmental Claim is asserted against Tenant, as a condition to Landlord's indemnification obligation referenced in this Section 8(1), Tenant shall fully cooperate with Landlord in Landlord's prosecution of any claim or cause of action under the Xeruca Indemnity Agreement, provided that (i) Landlord agrees to reimburse the Tenant Indemnitee for any reasonable out-of-pocket costs incurred by such Tenant Indemnitee in connection with such cooperation, and (ii) the foregoing does not limit or delay satisfaction of such indemnification obligation by Landlord.

     (m) Within ninety (90) days after the full execution of this Lease, Tenant shall have the right to conduct a Phase I environmental assessment of the Premises in accordance with generally accepted industry practices. The consultant engaged by Tenant to perform such assessment shall be subject to Landlord's prior approval which approval shall not be unreasonably withheld. Tenant shall not drill any borings or otherwise perform testing of the soil or ground water on or under the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld but may be subject to such additional conditions as Landlord may reasonably require. Tenant shall not disclose the results of such Phase I environmental assessment to any other party (other than Tenant's sublessees and their respective agents, lenders, insurers, successors, assigns, consultants and attorneys who shall agree to maintain such confidentiality) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The foregoing restriction shall not apply to the extent disclosure is (i) made in the course of litigation regarding Tenant's or Landlord's obligations under this Lease, or (ii) as may be required under applicable Laws. Tenant shall deliver a copy of any such report to Landlord. Tenant's right to conduct the Phase I environmental assessment is for Tenant's information only and Tenant's obligations under this

     Lease are in no way contingent upon such assessment and/or Tenant's approval of the results, conclusions or recommendations contained therein.

     (n) This Section 8 of the Lease shall survive termination of the Lease.

9.  ALTERATIONS.
    -----------

     (a) Permitted Alterations.  Tenant shall give Landlord not less than ten
         ---------------------
     (10) days' notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord unless the alteration does not affect the Building structure, the exterior appearance of the Building, the roof or the Building systems (e.g., electrical systems) and the cost of the
                              ----
     alteration is not in excess of Five Thousand Dollars ($5,000.00). Tenant shall comply with all rules, laws, ordinances and requirements applicable at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section 9, the term "alteration" shall include any alteration, addition or improvement.

     (b) Liens.  If, because of any act or omission of Tenant or anyone claiming
         -----
     by, through, or under Tenant, any mechanics' lien or other lien is filed against the Premises, the Buildings, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant, at its own expense, shall cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from such liens resulting from an act or omission of Tenant or Tenant's Parties.

     (c) Ownership of Alterations.  Any alteration made by Tenant immediately
         ------------------------
     shall become Landlord's property. Except as provided in subsection 9(d), Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration.

     (d) Request Regarding Removal Obligation.  At the time that Tenant requests
         ------------------------------------
     Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.

10.  REPAIRS.
     -------

     (a) Tenant's Obligation.  Except as provided in subsection 10(b), Tenant,
         -------------------
     at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto not caused by Tenant, by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

     (b) Landlord's Obligations.  Landlord, at Landlord's expense, shall repair
         ----------------------
     and maintain the structural portions of the roof (but not roof membrane or other non-structural elements of the roof) and structural portions of the Buildings unless the maintenance and repair are caused in whole or in part by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of the maintenance and repairs caused in whole or in part by Tenant. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the
     fixtures, appurtenances and equipment therein.   Landlord's cost of
     performing the foregoing obligations shall be included in Operating Expenses; provided, however, any items required to be capitalized under generally accepted accounting principles shall only be included in Operating Expenses on an amortized basis plus interest in accordance with subsection 5(b). In addition, if the performance of Landlord's obligations pursuant to this subsection 10(b) directly result in Tenant being unable to conduct its business in a material portion of such Building and Tenant actually vacates such portion of the Building for a period in excess of ten
     (10) consecutive days, then, from and after the expiration of such ten (10) day period, Base Rent shall abate on a prorated basis to the extent such portion of the Premises is untenantable until such time as the Premises is in a condition so that Tenant may reasonably resume the conduct of its business; provided, however, such abatement of Base Rent shall not apply to the extent Tenant's obligation for the payment of Base Rent during such period is or would be covered under insurance policies maintained or required to be maintained by Tenant under this Lease if this sentence were not included in the Lease.

11.  DAMAGE OR DESTRUCTION.
     ---------------------

     (a) Landlord's Obligation to Rebuild.  If the Premises are damaged or
         --------------------------------
     destroyed, Landlord promptly and diligently shall repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

     (b) Right to Terminate.  Landlord and Tenant each shall have the option to
         ------------------
     terminate this Lease if the Premises or the Buildings are destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Buildings cannot be completed within one hundred eighty (180) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord promptly shall commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

     (c) Limited Obligation to Repair.  Landlord's obligation, should Landlord
         ----------------------------
     elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense,
                                 ---------
     shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

     (d) Abatement of Rent.  In the event of any damage or destruction to the
         -----------------
     Premises which does not result in termination of this Lease, the Base Rent temporarily shall be abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

     (e) Damage Near End of Term and Extensive Damage.  In addition to the
         --------------------------------------------
     rights to termination under subsection 11(b), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Buildingsare substantially destroyed or damaged (i.e., there is damage or destruction
                                         ----
     which Landlord determines would require more than six (6) months to repair) and made untenantable during the last twelve (12) months of the Term. Landlord or Tenant shall give notice of its election to terminate this Lease under this subsection 11(e) within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by subsection 11(a) or 11(b), as the case may be.

     (f) Insurance Proceeds.  If this Lease is terminated, Landlord may keep all
         ------------------
     the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

12.  EMINENT DOMAIN.  If all or any part of the Premises is taken for public or
     --------------
quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses; and removal of Tenant's trade fixtures and personal property.

13.  INDEMNITY AND INSURANCE.
     -----------------------

     (a) Indemnity.  Tenant shall be responsible for, shall insure against, and
         ---------
     shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises during the Term of this Lease or such other period as Tenant or Tenant's Parties use or occupy the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same, except to the extent caused by the gross negligence or wilful misconduct of Landlord or breach of this Lease by Landlord. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Tenant's obligations, as set forth in this subsection 13(a), shall be subject to Landlord's indemnity obligation set forth in subsection 8(l). In addition, Tenant shall not be obligated to indemnify Landlord for Hazardous Substances which migrate under or onto the Premises from an offsite source except to the extent arising out of an act or omission by Tenant and/or Tenant's Parties.

     (b) Insurance.  At all times during the term of this Lease, Tenant shall
         ---------
     carry, at its own expense, for the protection of Tenant, Landlord, Landlord's constituent parts and Landlord's management agents, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of One Million Dollars ($1,000,000.00) for injury to one person in any one accident, Three Million Dollars ($3,000,000.00) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000.00) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease. The insurance policy or policies shall name Landlord, Landlord's constituent parts and Landlord's management agents as additional insureds, and shall provide that the policy or policies may not be cancelled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent.

14.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     (a) Landlord's Consent.  Tenant shall not assign, sublet or otherwise
         ------------------
     transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Consent by Landlord to one sublet shall not be deemed to be a consent to any subsequent sublet.

     (b) Effect of Sublet.  Each sublet to which Landlord has consented shall be
         ----------------
     by an instrument in writing, in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee shall agree in writing, for the benefit of Landlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against the subtenant.

     (c) Information to be Furnished.  If Tenant desires at any time to sublet
         ---------------------------
     the Premises, Tenant first shall notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed subtenant; (ii) the nature of the proposed subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease and a copy of the proposed sublease form; and (iv) such financial information, including financial statements, as Landlord reasonably may request concerning the proposed subtenant.

     (d) Landlord's Election.  At any time within twenty (20) days after
         -------------------
     Landlord's receipt of the information specified in subsection 14(c), Landlord, by written notice to Tenant, may elect either (i) to consent to the sublet by Tenant; or (ii) to refuse its consent to the sublet. If Landlord fails to elect either of the alternatives within the thirty (30) day period, it shall be deemed that Landlord has refused its consent to the sublet. If Landlord refuses its consent, Landlord shall deliver to Tenant a statement of the basis for its refusal. Any attempted sublet without Landlord's consent shall not be effective.

     (e) Payment Upon Sublet.  If Landlord consents to the sublet, Tenant
         -------------------
     thereafter may enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subsection 15(c), subject to the condition that fifty percent (50%) of any excess of the monies received by Tenant under the sublet ("subrent") over the Rent required to be paid by Tenant hereunder shall be paid to Landlord. Solely for purposes of calculating such excess pursuant to the foregoing, Tenant shall have the right to deduct from the subrent costs incurred by Tenant directly in connection with such subletting, for brokerage commissions and subleasehold improvements. Any subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and with the Base Rent payable to Landlord hereunder pursuant to the terms of Section 4. The term "subrent" as used herein shall include any consideration of any kind received by Tenant from the subtenant, if the sums are related to Tenant's interest in this Lease or in the Premises, including, without limitation, bonus money, and payments (in excess of fair market value thereof) for Tenant's assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles if transferred with such subletting.

     (f) Executed Counterparts.  No sublet shall be valid nor shall any
         ---------------------
     subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

     (g) Transfer to Purchaser.  A transfer of this Lease to one or more
         ---------------------
     purchasers of a majority interest in Tenant shall be deemed a sublet under this Lease unless Tenant is a corporation, the stock of which is listed on a national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended) or is publicly traded on the over the counter market and prices therefor are published daily on business days in a recognized financial journal.

     (h) Transfers to Affiliates.  Tenant may assign this Lease or sublet the
         -----------------------
     Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that the assignee assumes, in full, the obligations of Tenant under this Lease.

15.  DEFAULT.
     -------

     (a) Tenant's Default.  At the option of Landlord, a material breach of this
         ----------------
     Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of Operating Expenses, or any other sum required to be paid hereunder within five (5) days after delivery of written notice from Landlord to Tenant, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days;
     (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 23 or 25. An Event of Default shall constitute a default under this Lease.

     (b) Remedies Upon Tenant's Default.  Upon an Event of Default, Landlord
         ------------------------------
     shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

          (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting;
          (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the Interest Rate, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     (c) Landlord's Default.  Landlord shall not be deemed to be in default in
         ------------------
     the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.  If Tenant shall at any
     ----------------------------------------------
time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, after delivery of reasonable prior written notice, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Landlord's notice shall afford Tenant a reasonable opportunity to perform such obligations except in the event of an emergency where Landlord reasonably determines that prompt action is required. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17.  SECURITY DEPOSIT.  Tenant has deposited with Landlord the Security
     ----------------
Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Upon the expiration or earlier termination of the Lease, Landlord shall deliver to Tenant any unapplied portion of the Security Deposit held by Landlord.

18.  SURRENDER OF PREMISES. By taking possession of the Premises and subject to
     ---------------------
the provisions of Exhibit B, Tenant shall be deemed to have accepted the
                  ---------
Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear, acts of God, fire (not caused by Tenant and/or Tenant's Parties) and eminent domain excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9. Tenant shall have no obligation to remove the Tenant Improvements installed by Landlord pursuant to Exhibit B. Tenant shall repair damage or perform any
                     ---------
restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

19.  HOLDING OVER. If Tenant remains in possession of all or any part of the
     ------------
Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20.  ACCESS TO PREMISES. Tenant shall permit Landlord and its agents to enter
     ------------------
the Premises at all reasonable times upon reasonable notice (not less than twenty-four (24) hours except in an emergency), except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises or the Buildings ; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21.  SIGNS.  The size, design, color, location and other physical aspects of any
     -----
sign in or on the Buildings shall be subject to the CC&R's, if any, Rules and Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs.

22.  WAIVER OF SUBROGATION.  Anything in this Lease to the contrary
     ---------------------
notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Buildings or the Property; to improvements to the Buildings or personal property (building contents) within the Buildings; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

23.  SUBORDINATION.
     -------------

     (a) Subordinate Nature.  Except as provided in subsection 23(b), this Lease
         ------------------
     is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Buildings or the Premises, to the CC&R's, if any, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

     (b) Possible Priority of Lease.  If a Lessor or a Holder advises Landlord
         --------------------------
     that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

     (c) Recognition or Attornment Agreement.  If Landlord or Holder requests
         -----------------------------------
     Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

24.  TRANSFER OF THE PROPERTY.  Upon transfer of the Property and assignment of
     ------------------------
this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit upon such transferee's express assumption of the Lease. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

25.  ESTOPPEL CERTIFICATES.  Within ten (10) days following written request by a
     ---------------------
party, the other party shall execute and deliver to the requesting party an estoppel certificate, in the form prepared by the requesting party. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; and (ii) acknowledge that there are not, to the certifying party's actual knowledge, any uncured defaults on the part of the requesting party hereunder, or if there are uncured defaults on the part of the requesting party, state the nature of the uncured defaults. The certificate shall also evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

26.  MORTGAGEE PROTECTION.  In the event of any default on the part of Landlord,
     --------------------
Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property (provided that Tenant has previously received the name and address of such person) and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default; provided that such right to cure shall not exceed the cure period afforded to Landlord pursuant to subsection 15(c).

27.  ATTORNEYS' FEES.  If either party shall bring any action or legal
     ----------------
proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

28.  BROKERS.  Landlord and Tenant each warrants and represents that it has had
     --------
no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from a breach of the foregoing warranty by such party.

29.  PARKING.  Landlord shall not be liable to Tenant, nor shall this Lease be
     -------
affected, if any parking in the Premises is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

30.  UTILITIES AND SERVICES.  Tenant shall be solely responsible for obtaining
     ----------------------
and paying for all utilities and services, including heating, air conditioning, ventilation (i.e., HVAC service contracts, janitorial and security) in connection with the Premises. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish or Tenant's failure to obtain any such utility or service any of the foregoing. The foregoing shall not be deemed a waiver of any claim which Tenant may have against Landlord for Landlord's gross negligence, wilful misconduct or breach of this Lease.

31.  MODIFICATION FOR LENDER.  If, in connection with obtaining financing for
     -----------------------
the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially affect Tenant's rights hereunder.

32.  ACCEPTANCE.  Delivery of this Lease, duly executed by Tenant, constitutes
     ----------
an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

33.  [Intentionally omitted]

34.  RECORDING.  Neither Landlord nor Tenant shall record this Lease, nor a
     ---------
short form memorandum of this Lease, without the prior written consent of the other.

35.  QUITCLAIM.  Upon any termination of this Lease pursuant to its terms,
     ---------
Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Buildings and Property created by this Lease.

36.  NOTICES.  Any notice or demand required or desired to be given under this
     -------
Lease shall be in writing and shall be given by hand delivery, telecopy or the United States mail. Notices which are sent by telecopy shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given upon receipt or delivery is refused; provided, however, if Tenant has vacated the Premises or no one at the Premises is legally authorized to accept notice on behalf of Tenant, then notice shall be deemed delivered to Tenant seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

37.  LANDLORD'S EXCULPATION.  In the event of default, breach or violation by
     -----------------------
Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Buildings and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Buildings and Property.

38.  ADDITIONAL STRUCTURES.  Any diminution or interference with light, air
     ----------------------
or view by any structure which may
be erected on land adjacent to the Buildings shall in no way alter this Lease or impose any liability on Landlord.

39.  OPTION TO EXTEND.
     ----------------

     (a)  Terms of Option.  Provided that Tenant is not in default under this
          ---------------
     Lease either at the time of exercise of the right to extend or on the Expiration Date, Tenant shall have the non-assignable right, at its option, to extend this Lease for one (1) period of five (5) years (the "Extension Term") commencing on the Expiration Date. If Tenant elects to extend this Lease for any Extension Term, Tenant shall give unequivocal written notice ("Exercise Notice") of its exercise to Landlord not less than one hundred eighty (180) days, nor more than twelve (12) months prior to the Expiration Date. Tenant's failure to give the Exercise Notice in a timely manner shall be deemed a waiver of Tenant's right to extend. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend, and (ii) the Base Rent for the Premises during the Extension Term shall be determined as provided in subsection 39.b. below, and (iii) Landlord shall have no obligation to improve or otherwise modify the Premises or to provide any tenant improvement allowance.

     (b)  Determination of Base Rent During Extension Term.
          -------------------------------------------------

          (i)  Agreement on Rent.  Subject to the limitations of this Section,
               ------------------
          Landlord and Tenant agree that the Base Rent during the Extension Term shall be equal to ninety-five percent (95%) of the fair market rental value of the Premises for the Extension Term. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to agree on the Base Rent during the Extension Term. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value of comparable space located in the proximity of the Buildings. In no event shall the Base Rent for the Extension Term be less than the Base Rent last payable under this Lease during the Term. If Landlord and Tenant agree on the Base Rent for the Extension Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the Base Rent.

          (ii)  Selection of Appraisers.  If Landlord and Tenant are unable to
                ------------------------
          agree on the Base Rent for the Extension Term within the thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in Mountain View to appraise and set the Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent during the Extension Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the Base Rent for the Extension Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of Santa Clara County, or to the Presiding Judge of the Superior Court of Santa Clara County for, the selection of a third appraiser who meets the qualifications stated in this section. Landlord and Tenant each shall bear one-half (l/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

          (iii)  Value Determined By Three (3) Appraisers.  Within thirty (30)
                 -----------------------------------------
          days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extension Term. If a majority of the appraisers is unable to set the Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals of the fair market rental value of the Premises from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three
          (3); ninety-five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one
          (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); ninety-five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph, ninety-five percent (95%) of the middle appraisal shall be the Base Rent for the Premises during the Extension Term.

          (iv)  Notice to Landlord and Tenant.  After the Base Rent for the
                ------------------------------
          Extension Term has been set, the appraisers shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent.

40.  GENERAL.
     -------

     (a) Captions.  The captions and headings used in this Lease are for the
         --------
     purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     (b) Time.  Time is of the essence for the performance of each term,
         ----
     condition and covenant of this Lease.

     (c) Severability.  If any provision of this Lease is held to be invalid,
         ------------
     illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

     (d) Choice of Law; Construction.  This Lease shall be construed and
         ---------------------------
     enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     (e) Gender; Singular, Plural.  When the context of this Lease requires, the
         ------------------------
     neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

     (f) Binding Effect.  The covenants and agreements contained in this Lease
         --------------
     shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

     (g) Waiver.  The waiver of Landlord of any breach of any term, condition or
         ------
     covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

     (h) Entire Agreement.  This Lease is the entire agreement between the
         ----------------
     parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     (i) Waiver of Jury.  To the extent permitted by law, the parties hereby
         --------------
     waive any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

     (j) Counterparts.  This Lease may be executed in counterparts, each of
         ------------
     which shall be an original, but all counterparts shall constitute one (1) instrument.

     (k) Exhibits.  The Basic Lease Information and all exhibits attached hereto
         --------
     are hereby incorporated herein and made an integral part hereof.

     (l) Addendum.  The Addendum, if any, attached hereto is hereby incorporated
         --------
     herein and made an integral part hereof.



                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.


                              "LANDLORD"

                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                              By: s/s Robert Hutchison
                                 ---------------------------------------
                                 Its: Vice President


                              "TENANT"

                              CONSILIUM, INC.,
                              a California corporation


                              By: s/s Richard H. Van Hoesen
                                  --------------------------------------

                                 Its: Vice President Finance & Administration
                                      ---------------------------------------

                            BASIC LEASE INFORMATION
                            -----------------------

DATE:             August 2, 1995

LANDLORD:         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
                  corporation

TENANT:           CONSILIUM, INC., a California corporation

PREMISES:         BUILDING ADDRESS:         485 Clyde Avenue
                                            Mountain View, CA  94043

USE: General office, sales, service, research and development, engineering, light assembly, storage and other lawful related use not involving use of Hazardous Substances, except as customarily used in an office use

TERM:             Eighty-four (84) months


ESTIMATED
 COMMENCEMENT
 DATE:            January 1, 1996

BASE RENT:        Months        Payment per Month
                  ------        -----------------
                  1  - 30       $55,440.00 per month
                  31 - 60       $56,672.00 per month
                  61 - 72       Adjusted per increase in CPI (see Section 4)
                  73 - 84       Adjusted per increase in CPI (see Section 4)

ADVANCE RENT:     $55,440.00

ESTIMATED
 EXPENSES:        Insurance:                     $979.44 per month
                  Real Property Taxes:           $5,174.40 per month

TENANT'S
 PERCENTAGE
 SHARE:           100% of Building
                  100% of Property

SECURITY
 DEPOSIT:         $56,672.00

BROKERS:          Tenant's Broker:               Cooper/Brady

                  Landlord's Broker:             CPS

CONTRACT
 MANAGER:         Edward Pike Company

ADDRESS FOR
 NOTICES:         LANDLORD:             The Prudential Insurance Company of
                                          America
                                        4309 Hacienda Drive, Suite 500
                                        Pleasanton, CA  94588

                  CONTRACT MANAGER:     Edward Pike Company
                                        1111 Broadway, Suite 1510
                                        Oakland, CA  94607

                                        With a copy to:
                                        Edward Pike Company
                                        2140 B Bering Drive
                                        San Jose, CA  95131

                  TENANT:               Consilium, Inc.
                                        485 Clyde Avenue
                                        Mountain View, CA  94043


                  TENANT IMPROVEMENTS:  Base Allowance:  $1,848,000.00

EXHIBITS AND ADDENDUM:  Exhibit A - Site Plan of Premises
                        Exhibit B - Tenant Improvements Construction Agreement Exhibit C - Commencement Date Memorandum
                        Exhibit D - Rules and Regulations
                        Exhibit E - Environmental Reports



INITIALS:    s/s ROBERT HUTCHISON               s/s RICHARD H. VAN HOESEN
          ----------------------------         -----------------------------
                     LANDLORD                            TENANT

                                   EXHIBIT A
                                   ---------

                                   SITE PLAN

                                   EXHIBIT B
                                   ---------


                   TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT
                   ------------------------------------------


This Tenant Improvements Construction Agreement ("Agreement") is part of the Lease ("Lease") relating to certain premises ("Premises") which are more particularly described in Exhibit A of this Lease. Landlord and Tenant agree as
                          ---------
follows with respect to the Tenant Improvements to be installed in the Premises:

1.   PLANS AND SPECIFICATIONS
     ------------------------

     A.   Space Plan. Within thirty (30) days after the date of this Lease,
          ----------
          Tenant shall deliver to Landlord for Landlord's approval Tenant's proposed space plan prepared by Schutte Hayes or such other architect as may be reasonably approved by Landlord to prepare the plans and specifications for the Tenant Improvements (the "Architect") for the Premises. Within five (5) days after submittal of such space plan, Landlord shall either approve or disapprove (in writing with the changes requested by Landlord) the space plan. Within five (5) days after receipt of any required revisions requested by Landlord, Tenant shall cause the space plan to be revised and resubmitted to Landlord for Landlord's approval and the foregoing procedure shall be repeated until Tenant's proposed space plan has been approved by Landlord. If Tenant and Landlord are unable to agree upon a space plan within sixty
          (60) days after the date of this Lease, either party shall have the right to terminate this Lease. The space plan approved by Landlord and Tenant shall be referred to herein as the "Approved Space Plan."

     B.   Preliminary Plans/Working Drawings.  Landlord shall engage the
          ----------------------------------
          Architect to prepare the preliminary plans and specifications and working drawings for the Tenant Improvements; provided, however, Landlord shall have the right to terminate the Architect if Landlord reasonably determines that the Architect will delay the completion of the Tenant Improvements. Within five (5) days after any request by Landlord or Architect, Tenant shall furnish any information requested by Landlord or Architect for the preparation by the Architect of preliminary plans and specifications and thereafter for the preparation of working drawings and specifications. If Tenant fails to furnish the information within the five (5) day period, Landlord shall have the right to terminate this Agreement and the Lease.
          Within three (3) working days after any proposed plans and specifications, working drawings and specifications which have been prepared by the Architect are submitted to Tenant (collectively the "Proposed Plans"), Tenant shall reasonably approve or disapprove the Proposed Plans. The Proposed Plans shall be deemed approved if Tenant fails to disapprove them within the three (3) business day period.

          If Tenant disapproves the Proposed Plans, Tenant shall have three (3) business days after the date of disapproval to provide sufficient information to the Architect so that revised Proposed Plans may be prepared. If Tenant fails to submit the required information to revise the Proposed Plans within the three (3) business day period or if the revised Proposed Plans are not approved by Tenant within three
          (3) business days after submission to Tenant, Landlord shall have the right to terminate this Agreement and the Lease. The foregoing approval process shall be followed until final working drawings have been approved by Landlord and Tenant.

          After the foregoing process has been completed, the working drawings and specifications which have been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings."

     C.   Cost Estimates.  Landlord shall obtain a cost estimate from its
          --------------
          contractor based on the approved preliminary plans and specifications and Approved Working Drawings, respectively, and Tenant shall have three (3) business days after the date of submission to Tenant of each cost estimate to approve or disapprove it. A cost estimate shall be deemed approved if Tenant fails to disapprove it within the three (3) business day period. If Tenant disapproves a cost estimate, Tenant shall have five (5) business days after the date of disapproval to reduce the cost estimate by agreeing to modifications to the plans and specifications or to the Approved Working Drawings, which modifications shall be subject to the prior written approval of Landlord. If Tenant disapproves a cost estimate but fails to approve modifications which will reduce the cost estimate within the five (5) business day period, Landlord may either terminate this Agreement and the Lease or proceed with construction on the basis of the last cost estimate submitted to Tenant.

     D.   Tenant's Approval. Whenever either party's approval is required
          ------------------
          pursuant to the terms of this Agreement, the approval shall not be unreasonably withheld or delayed. Each party's approvals or disapprovals shall be in writing.

     E.   Termination.  If this Agreement and the Lease are terminated by
          -----------
          Landlord pursuant to any of the provisions of this Agreement, the parties' rights and obligations hereunder shall be discharged; provided, however, Tenant shall pay Landlord, within ten (10) days after the date of Tenant's receipt of a statement for the same, the costs incurred by Landlord through the date of termination in connection with the preparation of any plans, drawings, and specifications and all costs incurred by Landlord in applying for any governmental approvals, including a building permit, required for construction of the Tenant Improvements.

2.   CONSTRUCTION OF TENANT IMPROVEMENTS.
     -----------------------------------

     A.   Construction by Landlord.  Landlord shall cause construction of the
          ------------------------
          Tenant Improvements to be completed in a good and workmanlike manner with the costs to be expended by Landlord not to exceed the Base Allowance set forth in the Basic Lease Information. In addition, Landlord shall cause the improvements specified on attached Exhibit B-1 to be constructed and the parking on the Premises as shown on attached Exhibit B-2 at Landlord's sole cost and expense collectively
                   -----------
          (collectively "Landlord Improvements"). The cost of the Landlord Improvements shall not be included as part of the Tenant Improvements Cost.

     B.   Tenant Improvements Cost.  The Tenant Improvements cost ("Tenant
          ------------------------
          Improvements Cost") to be paid by Landlord shall include, but not be limited to:

          (i) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority (e.g.,
                                                                          ---
               the City in which the Building is located);

         (iii) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

          (iv) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the contractor's fee for overhead and profit, the cost of all of contractor's on-site supervisory and administrative staff, office, equipment and temporary services provided in connection with construction of the Tenant Improvements;

           (v) All fees payable to Landlord's architect, engineer or space planner if they are required to redesign any portion of the Tenant Improvements following Tenant's approval of the preliminary or working drawings;

          (vi) Sewer connection fees, if any;

         (vii) The fee charged by any construction cost consultant and/or construction manager employed in connection with the Tenant Improvement; and

        (viii) Fire and Builder's All-Risk insurance and public liability insurance premiums and fees.

3.   TENANT IMPROVEMENTS COST.  If the total Tenant Improvements Cost is more
     ------------------------
     than the Base Allowance then, the excess Tenant Improvements Cost shall be paid by Tenant to Landlord, in cash, within ten (10) days after receipt of a statement from Landlord, as additional rent. If the total Tenant Improvements Cost is less than the Base Allowance, then the monthly Base Rent specified in the Lease shall be reduced by an amount equal to the product of $.015 multiplied by the amount that the Base Allowance exceeds the total Tenant Improvements Cost.

4.   CHANGE REQUESTS.
     ---------------

(i) No changes to the Approved Working Drawings requested by Tenant shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Contractor workmen, subcontractors, material suppliers, or others performing the Tenant Improvements construction. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord's designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant's actions which are contrary to this Paragraph 4.

(ii) (a) Tenant shall pay Landlord in cash, within thirty (30) days after receipt of an itemized written bill from Landlord, any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused by the delay; (b) a change request shall constitute an agreement by Tenant to any reasonable delay in substantial completion caused by reviewing, processing and implementing the change; and (c) the Lease, at Landlord's option, shall commence on the date it would have otherwise commenced but for any such delays.

(iii) As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the request; and, if the request is approved, of an estimated increase or decrease in costs and an estimate of the effect the change shall have on the projected date for substantial completion of the Tenant Improvements.

(iv) Landlord shall have the authority, without the consent of Tenant, to order minor changes (i.e. Contractor field changes required where it is impractical to install the Tenant Improvements as specifically required under the Approved Working Drawings) to the Tenant Improvements not involving an increase in cost to Tenant or a delay in the Commencement Date and not inconsistent with the intent of the Approved Working Drawings. Landlord shall use prompt and diligent efforts to notify Tenant of any such changes.

5.   COOPERATION.  Landlord and Tenant shall cooperate and diligently assist the
     -----------
     architect, engineer or space planner in completing the Approved Working Drawings and specifications and the Contractor in completing construction of the Tenant Improvements.

6.   CONDITION OF TENANT IMPROVEMENTS.  Within seven (7) days after the
     --------------------------------
     Commencement Date, Tenant shall "walk-through" the Premises with Landlord and they shall complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The punch-list shall not include any damage to the Premises or the Building caused by Tenant's move-in, which damage shall be promptly repaired or corrected by Tenant at its sole expense. If Tenant fails to complete a punch-list with Landlord's cooperation within the seven (7) day period specified above, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty
     (30) days after the walk-through inspection or as soon as practicable thereafter and upon notification of completion of the punch-list items, Tenant shall approve or state its reasons for disapproval of the completed items in writing to Landlord within seven (7) days or such items shall be deemed approved by Tenant.

7.   TENANT DELAYS.  If the Commencement Date of this Lease has not occurred on
     -------------
     or before the date specified in the Basic Lease Information, and if the cause of the delay in the occurrence of the Commencement Date is attributable to Tenant, then the Commencement Date shall be the date the Commencement would have occurred but for such delay. Payments for any partial month shall be prorated on the basis of a thirty (30) day month. Delays attributable to Tenant shall include those caused by:

     (i) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with this Exhibit B;
                               ---------

     (ii) Tenant's request for special materials, finishes or installations which are not readily available;

    (iii) Tenant's failure to reasonably approve plans and working drawings in accordance with this Exhibit B;
                               ---------

     (iv) Tenant's change requests pursuant to this Exhibit B that result in
                                                    ---------
          delays;

     (v) Tenant's failure to approve cost estimates if any approvals are required pursuant to this Exhibit B; and
                                    ---------

     (vi) Interference with Landlord's work caused by Tenant or by Tenant's agents.

8.   TENANT IMPROVEMENTS COST AND RENT ADJUSTMENT STATEMENT.  Within one hundred
     ------------------------------------------------------
     twenty (120) days after the Commencement Date, Landlord shall provide Tenant with a statement of the Tenant Improvements Cost. The statement shall include the balance due Landlord, if any (which shall be paid within ten (10) days).

                                   EXHIBIT C
                                   ---------


                          COMMENCEMENT DATE MEMORANDUM
                          ----------------------------


LANDLORD:    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
             corporation

TENANT:      CONSILIUM, INC., a California corporation

LEASE DATE:  ______________________, 1995

PREMISES:



Pursuant to Section 2.D. of the above-referenced Lease, the Commencement Date hereby is established as _____________________, and the Expiration Date is hereby established as _______________________.


                                   LANDLORD

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   By __________________________________
                                      Its Vice President


                                   TENANT


                                   CONSILIUM, INC.,
                                   a California corporation


                                   By___________________________________

                                      Its_______________________________

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. No awning shall be permitted on any part of the Premises, without Landlord's prior written consent. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, exits, entrances, elevators or stairways of the Building.

4. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law.

5. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities reasonably necessary for the operation or maintenance of and office and office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

6. Tenant shall cooperate fully with Landlord to comply with any governmental energy-saving rules, laws or regulations.

7. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

9. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, without Landlord's prior written approval.

10.  Tenant shall store all its trash and garbage in a separate designated area.

11. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency and all reasonable such procedures and regulations established by Landlord. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

13. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

16. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

17. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                   EXHIBIT E
                                   ---------

                             ENVIRONMENTAL REPORTS
                             ---------------------

              Environmental Reports Pertaining to 485 Clyde Avenue


Date          Report                                              Prepared By
----          ------                                              -----------

10/02/89      Soil Gas and Groundwater Invest                     Pacific Environmental Sol.

03/19/90      Hazardous Materials Facility Closure Plan           Acurex Environmental

06/22/90      Level II Environmental Site Assessment              Environ. Engin. Consultant

07/17/90      Hazardous Materials Facility Closure                Acurex Environmental

07/17/90      Summary of Level II Environmental Site Assessment   Environ. Engin. Consultant

08/06/90      Soil and Groundwater Evaluation Report              Environ. Engin. Consultant

10/31/93      Semiannual Groundwater Monitoring Report            Acurex Environmental

09/02/94      Annual Groundwater Monitoring Report                Acurex Environmental